Astra Announces Third Quarter 2021 Financial Results

ALAMEDA, California. —November 11, 2021—Astra Space, Inc. (Nasdaq: ASTR) today announced financial results for its third quarter ended September 30, 2021.

“We are excited for our upcoming test launch of LV0007 on behalf of the SpaceForce as we complete vehicle preparations and await optimal conditions for our launch expected to occur in the coming week or so,” said CEO, Chairman and Co-Founder Chris Kemp.

“During the third quarter, our first in-space electric propulsion engine completed a successful ignition test; this technology was acquired as part of Apollo Fusion, which we quickly integrated into our business operations,” Kemp continued. “While our primary focus remains the growth and development of our launch services business, we continue to develop other product and service offerings to support our overall mission to ‘Improve Life on Earth from Space.’ Just last week, we announced the filing of an application with the Federal Communications Commission for V-band spectrum access, which, if approved, would allow us to offer a satellite constellation in the future.” Kemp added, “we continue to believe we are well positioned to leverage opportunities to grow our integrated services to the more than 400 operators in the space industry.”

“Astra continues to move forward on its goal of daily launches,” said CFO Kelyn Brannon. “We are close to completing the first stage of our main production facility expansion in Alameda, which creates more capacity to produce our launch vehicles.” Brannon continued, “We are near completion of LV0008, and have begun the production of LV0009.”

Recent Business Highlights:

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Prepares to perform a test launch for the SpaceForce in the coming week or so, subject to the readiness of launch conditions.
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Achieved orbital ignition of our first in-space electric propulsion system, acquired from Apollo Fusion.
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Applied for V-band spectrum access with the FCC to support the future expansion of Astra’s product and services offerings.
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Began expansion of our Alameda production facility and expect to complete the first stage of these expansion efforts by the end of the fourth quarter 2021.
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Conducted a commercial test launch of LV0006 for the SpaceForce on August 28, 2021, from which we implemented design changes for LV0007 and future launch vehicles.
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Added to our talented team with employees from Google, Blue Origin, Apple and Maxar.

Third Quarter 2021 Financial Highlights:

For the three months ended September 30, 2021:

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GAAP Net Loss was $(16.2) million.
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Adjusted Net Loss* was $(34.5) million.
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Adjusted EBITDA Loss* was $(32.9) million.
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Capital expenditures totaled $9.9 million.
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Cash and cash equivalents totaled $378.7 million as of September 30, 2021.

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*Denotes Non-GAAP financial measure. Refer to “Explanation of Non-GAAP (or Adjusted) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Fourth Quarter 2021 Outlook

As of November 11, 2021, we are providing guidance for the fourth quarter 2021 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below and our Form 10-Q, including risks and uncertainties associated with the ongoing COVID-19 pandemic and its potential impact on our business. For the fourth quarter ending December 31, 2021, we currently expect:

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Adjusted EBITDA* between $(40.0) million and $(44.0) million.
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Depreciation and Amortization between $2.2 million and $2.5 million.
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Stock-based compensation between $20.0 million and $22.0 million.
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Cash taxes of approximately zero.
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Basic shares outstanding between 258 million and 260 million.
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Capital expenditures between $15.0 million and $20.0 million.

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* Denotes Non-GAAP financial measure. Refer to “Explanation of Non-GAAP (or Adjusted) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Conference Call Information

In conjunction with this announcement, Astra will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss third quarter results and our outlook for the fourth quarter ending December 31, 2021. The live webcast and a replay of the webcast will be available on the Investor Relations section of Astra’s website: https://investor.astra.com/news-and-events/events-and-presentations.

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Astra’s first flight to space was within four years of its inception, making it the fastest company to reach space. Visit www.astra.com for more information.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections, including the following factors, among others: (i) the failure to meet projected development and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control, weather and other suboptimal conditions that may it difficult to perform a launch attempt; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversel y affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra, (vii) the ability to manage its cash outflows during its pre-revenue business operations and (vii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

Explanation of Non-GAAP (or Adjusted) Financial Measures

This press release includes information about Free Cash Flow, Adjusted Net Loss and Adjusted EBITDA (collectively the “non-GAAP financial measures”), all of which are non-GAAP financial measures. These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Astra’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the table set forth in this release.

We believe that both management and our investors benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Specifically, our management uses these non-GAAP financial measures in planning, monitoring and evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Astra and other companies in our industry. In making any comparisons to other companies in our industry, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

We define Free Cash Flow as cash used in operating activities including cash used for capital expenditures.

Adjusted Net Loss differs from GAAP Net Loss in that it excludes the following items: (a) loss on the extinguishment of convertible notes, (b) stock-based compensation, and (c) non-recurring income and expenses. During the third quarter, our non-recurring income and expense primarily related to expenses related to the acquisition of Apollo Fusion, income related to the revaluation of our outstanding warrants and income related to the forgiveness of our Paycheck Protection Program loan.

We define Adjusted EBITDA as Adjusted Net Loss, excluding the following items: (a) interest expense and interest income, (b) income tax expense and (c) depreciation and amortization. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Investor Contact:

Dane Lewis

investors@astra.com

Media Contact:

Kati Dahm

kati@astra.com

Astra Space, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Operating Expenses
Research and development	$21,724	$5,432	$44,159	$20,955
Sales and marketing	1,090	-	2,229	-
General and administrative	19,730	2,358	50,712	9,341
Total operating loss	(42,544)	(7,781)	(97,100)	(30,296)
Other income (expenses)
Interest income (expense)	18	(1,312)	(1,194)	(3,564)
Other income, net	25,895	3,891	25,177	7,852
Loss on extinguishment of convertible notes	-	-	(133,783)	-
Loss before taxes	(16,631)	(5,202)	(206,900)	(26,008)
Income tax (benefit) expense	(383)	-	(383)	-
Net loss	$(16,248)	$(5,202)	$(206,517)	$(26,008)
Adjustment to redemption value on Convertible Preferred Stock	-	-	(1,011,726)	-
Net loss attributable to common stockholders	$(16,248)	$(5,202)	$(1,218,243)	$(26,008)

Basic and diluted loss per share
Weighted average basic and diluted shares - Class A	201,080	6,367	79,785	6,334
Loss per share	$(0.06)	$(0.09)	$(9.39)	$(0.47)

Weighted average basic and diluted shares - Class B	56,239	49,210	49,970	48,723
Loss per share	$(0.06)	$(0.09)	$(9.39)	$(0.47)

Astra Space, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)
	September 30, 2021	December 31, 2020

Assets:
Cash and cash equivalents	$378,652	$10,611
Inventories	5,027	649
Prepaid and other current assets	15,215	485
Total current assets	398,894	11,745
Property, plant and equipment, net	43,576	24,069
Goodwill	58,893	-
Intangible assets	19,263	-
Right-of-use asset	9,425	-
Other non-current assets	253	77
Total assets	$530,304	$35,891

Liabilities and Stockholders Equity (Deficit):
Accounts payable	$4,921	$2,474
Operating lease obligation, current portion	1,746	-
Accrued expenses and other current liabilities	28,658	4,390
Long-term debt, current portion	-	41,132
Long-term debt, current portion due to related parties	-	10,503
Total current liabilities	35,325	58,499
Long-term debt	-	7,286
Warrant liabilities	36,339	-
Operating lease obligation, net of current portion	7,433	-
Other non-current liabilities	14,275	1,685
Total liabilities	93,372	67,470

Total temporary equity	-	108,829
Total stockholders equity (deficit)	436,932	(140,408)
Total liabilities, temporary equity and stockholders equity (deficit)	$530,304	$35,891

Astra Space, Inc.
Summary Cash Flow Data:
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2021	2020	2021	2020

Summary Cash Flow Data:
Cash used in operating activities	$(44,921)	$(5,118)	$(79,576)	$(24,896)
Capital expenditures	(9,924)	(769)	(18,720)	(2,223)
Free cash flow (non-GAAP)	(54,845)	(5,887)	(98,296)	(27,119)
Cash used in investing activities	(29,284)	(769)	(41,280)	(2,223)
Cash provided by financing activities	470	000(491)	488,897	21,850

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

GAAP net loss	$(16,248)	$(5,202)	$(206,517)	$(26,008)
Loss on extinguishment of convertible notes	-	-	133,783	-
Stock based compensation	2,688	95	20,465	608
Non-recurring (income) expenses	(20,905)	-	(20,155)	-
Adjusted net loss	(34,465)	(5,107)	(72,424)	(25,400)
Interest (income) expense, net	(18)	1,312	1,194	3,564
Income tax (benefit) expense	(383)	-	(383)	-
Depreciation and amortization	1,978	815	3,896	2,479
Adjusted EBITDA	$(32,888)	$(2,980)	$(67,717)	$(19,357)